SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 1, 2005

CRAFTMADE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)

650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 393-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Agreement for the Purchase and Sale of Personal Goodwill
Agreement for the Purchase and Sale of Personal Goodwill
Consulting Agreement
Employment Agreement
Press Release

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The following information is furnished pursuant to Item 1.01, “Entry into a Material Definitive Agreement;” and Item 2.01, “Completion of Acquisition or Disposition of Assets.”

On March 1, 2005, Craftmade International, Inc. (the “Company”), Bill Teiber Co., Inc. (“Bill Teiber Co.”), Teiber Lighting Products, Inc. (the “Subsidiary”), Todd Teiber and Edward Oberstein entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, the Company acquired all of the issued and outstanding capital stock of Bill Teiber Co. from Todd Teiber and Edward Oberstein, and Bill Teiber Co. was merged with and into the Subsidiary (the “Merger”) with the Subsidiary surviving as a direct, wholly-owned subsidiary of the Company. The purchase price for the combined transactions was approximately $8.0 million, which consisted of $4.0 million cash for the purchase of the personal goodwill of Todd Teiber and Edward Oberstein and 190,385 shares of Craftmade common stock, $.01 par value per share (the “Common Stock”) for the purchase of all of the issued and outstanding capital stock of Bill Teiber Co.

On March 1, 2005, the Subsidiary entered into Agreements for the Purchase and Sale of Personal Goodwill from each of Todd Teiber and Edward Oberstein. Pursuant to such agreements, the Subsidiary purchased certain personal goodwill from Todd Teiber and Edward Oberstein for $3.0 million and $1.0 million, respectively.

On March 1, 2005, the Company and Subsidiary also entered into a three-year consulting agreement with Todd Teiber, pursuant to which Todd Teiber will provide consulting services to the Company and Subsidiary in consideration of $100,000 annually. Prior to the Merger, Todd Teiber was a sales representative for the Company and he will continue to serve in such capacity upon the consummation of the Merger.

On March 1, 2005, the Company and Subsidiary entered into a three-year employment agreement with Edward Oberstein where he will become a Vice President of the Subsidiary. Pursuant to the employment agreement, Edward Oberstein will receive a salary of $200,000 annually.

The Company funded the $4.0 million cash portion of the Merger consideration through an increase in the amount drawn on its $20.0 million line of credit with The Frost National Bank. The line of credit has been amended to provide, among other things, a $3.0 million increase in the commitment through March 31, 2005.

Bill Teiber Co. was established in 1968 as an importer and distributor of decorative light bulbs. Today, Bill Teiber Co. distributes over 3,000 different light bulbs and complimentary lighting products as well as an extensive line of door chimes and pushbuttons from its three distribution centers. The Company expects the Subsidiary to continue to be engaged in these lines of business.

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Merger, on March 1, 2005 the Company issued 142,789 shares of Common Stock to Todd Teiber and 47,596 shares of Common Stock to Edward Oberstein as consideration for all of the issued and outstanding capital stock of Bill Teiber Co. The securities are being issued without registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 1, 2005, the Company issued a press release announcing the Merger with Bill Teiber Co. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

    (c) Exhibits.

        The following exhibits are furnished with this Form 8-K.

10.1*	Agreement and Plan of Merger by and among Craftmade International, Inc., Bill Teiber Co., Inc., Teiber Lighting Products, Inc., Todd Teiber and Edward Oberstein dated March 1, 2005.

10.2*	Agreement for the Purchase and Sale of Personal Goodwill by and between Teiber Lighting Products, Inc. and Todd Teiber dated March 1, 2005.

10.3*	Agreement for the Purchase and Sale of Personal Goodwill by and between Teiber Lighting Products, Inc. and Edward Oberstein dated March 1, 2005.

10.4*	Consulting Agreement dated March 1, 2005 by and among Craftmade International, Inc., Teiber Lighting Products, Inc. and Todd Teiber.

10.5*	Employment Agreement dated March 1, 2005 by and among Craftmade International, Inc., Teiber Lighting Products, Inc. and Edward Oberstein.

99.1*	Press release of the Company, dated March 1, 2005.

* Each document marked with an asterisk is filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: March 4, 2005	By:	/s/ Brad Dale Heimann
Brad Dale Heimann
Executive Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Agreement and Plan of Merger by and among Craftmade International, Inc., Bill Teiber Co., Inc., Teiber Lighting Products, Inc., Todd Teiber and Edward Oberstein dated March 1, 2005.

10.2*	Agreement for the Purchase and Sale of Personal Goodwill by and between Teiber Lighting Products, Inc. and Todd Teiber dated March 1, 2005.

10.3*	Agreement for the Purchase and Sale of Personal Goodwill by and between Teiber Lighting Products, Inc. and Edward Oberstein dated March 1, 2005.

10.4*	Consulting Agreement dated March 1, 2005 by and among Craftmade International, Inc., Teiber Lighting Products, Inc. and Todd Teiber.

10.5*	Employment Agreement dated March 1, 2005 by and among Craftmade International, Inc. Teiber Lighting Products, Inc. and Edward Oberstein.

99.1*	Press release of the Company, dated March 1, 2005.

* Each document marked with an asterisk is filed herewith.